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                                                                    Exhibit 10.6

                        CREDIT CARD PROCESSING AGREEMENT

                  This Credit Card Processing Agreement is made as of this 31st day of January, 1996 between WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association (the "BANK"), and The Limited Stores, Inc., a Delaware corporation (the "CORPORATION"), and American Receivable Factoring, Inc., a Nevada corporation ("FACTORING") (the Corporation and Factoring being collectively referred to herein as the "COMPANY").

                  WHEREAS the Company and the Bank believe that it is desirable and in their respective best interests for the Bank to continue, in a manner generally consistent with past practices, to issue credit cards bearing the trade names, trademarks, logos and service marks used in the Company's The Limited retail or catalogue business (the "BUSINESS") which will allow the customers of the Company to purchase goods from the Company using funds advanced by the Bank; and

                 WHEREAS in order to implement such arrangements, the parties hereto desire to enter into this Agreement;

                 NOW, THEREFORE, the parties hereby agree as follows:

                  Section 1. TRADEMARKS. The Company hereby authorizes the Bank to use the trademark "The Limited" on credit cards owned or issued by the Bank, monthly billing statements, collection correspondence, credit card agreements, credit applications, customer service correspondence and in such other written and oral communications with cardholders as are necessary or convenient in connection with this Agreement, in each case consistent with past practices. The "The Limited" trademark is referred to herein as the "MARK". The Company shall have the right to approve in its sole discretion the "art" (including colors and font styles) for all proposed uses of the Mark by the Bank. The Bank shall not use the Mark for any purpose other than as set forth in the first sentence of this Section 1.

                  Section 2. CREDIT CARD SYSTEM.

                  2.1. NEW CREDIT CARDS.

                  2.1.1. ISSUANCE OF CREDIT CARDS. To the extent requested by the Company, the Bank will issue credit cards bearing the Mark ("CREDIT CARDS") to customers of the Business who apply for such Credit Cards and related extensions of credit. Such customers (i) must qualify for

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the extension of credit under credit standards related to new account approvals, credit limits and authorization management ("CREDIT STANDARDS") which will be determined by the Bank from time to time and (ii) must accept the Bank's standard form of credit card agreement containing the terms and conditions governing extensions of credit to Persons who hold Credit Cards and their authorized users (attached hereto as Exhibit 2.1.1(a)). Notwithstanding the foregoing, (i) the Credit Standards established by the Bank from time to time in connection with the issuance of Credit Cards for use in connection with the Business shall be consistent with past practices (as described in Exhibit 2.1.1(b)), with such changes as shall be (A) approved by the Company in its reasonable discretion or (B) determined by the Bank in good faith to be necessary from the standpoint of safe and sound banking practices and (ii) the Bank may make any change in the terms of its agreement with any person who holds a Credit Card (including repayment terms, fees and finance charge rates) after prior notice to and consultation with the Company. The Bank hereby confirms its understanding that the Company intends to offer and promote credit as outlined in Section 2.2. The Bank will bear the costs of the issuance of Credit Cards under this Section 2.1.

                  2.1.2. CREDIT MAXIMIZATION. The Company will be entitled to use credit related promotional strategies consistent with past practices. The Bank will work in good faith with the Company to develop business strategies with respect to the issuance of Credit Cards intended to maximize the potential of the Business and, in that regard, will consider in good faith proposals involving variances from the Bank's general Credit Standards or changes in the terms of the Bank's agreement with any person who holds a Credit Card; PROVIDED that subject to compliance with the provisions of
Section 2.1.1, Credit Standards and the terms of such agreement shall in all circumstances be determined by the Bank. The terms of any program involving variances from the Bank's general Credit Standards or changes in the terms of the Bank's agreement with any person who holds a Credit Card, including (without limitation) fees or other charges to be paid by either party, shall be agreed on a program-by-program basis.

                  2.2. PROMOTION. The Company will use its reasonable efforts to promote the use of Credit Cards in the Business and to acquire new Cardholders (as defined below), for the Bank through the use of, for example, "instant credit," "quick credit," pre-approved solicitations, applications and promotional material displayed in stores and inserted in catalogues and special offers to Cardholders, in each case consistent with past practices. The costs incurred by the Company and the Bank (including, among other things, the cost of printing application forms,


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promotional material, pre-approved solicitations and instant and quick credit contracts and the cost of special offers) will be borne by the Company and the Bank on terms to be negotiated from time to time in a manner consistent with past practices. The Bank shall have two Business Days to review for legal compliance all credit application forms and marketing materials (including, without limitation, those referred to above) prior to their being printed.

                 Section 3. ACCEPTANCE OF CREDIT CARDS. The Company will permit Persons who hold Credit cards (subject to the restrictions of this Agreement) or other credit cards owned by the Bank that the Bank has designated and their authorized users ("CARDHOLDERS") to purchase goods sold by the Business without any cash payment by use of a Credit Card, subject to the following conditions:

                  3.1. CHARGE SLIP (CREDIT CARD PRESENTED). If the customer presents a Credit Card at the time of sale, the Company will maintain a record of the sale in a form acceptable to the Bank which reflects the following:

                  3.1.1. A brief identification of the property or service purchased (the "TRANSACTION");

                  3.1.2. The date of the Transaction;

                  3.1.3. The dollar amount of the purchase price of the merchandise or service which was the subject of the Transaction, including applicable shipping, handling and taxes;

                  3.1.4. An imprint or electronic capture of the Credit Card account number or, in the event of equipment malfunction, a written notation of such account number; and

                  3.1.5 The Cardholder's signature.

                  3.2. CHARGE SLIP (CREDIT CARD NOT PRESENTED). The Bank acknowledges and agrees that a Cardholder need not present a Credit Card at the time of sale and that, subject to Section 3.5, the Company may accept charges to a Credit Card verbally from the customer or via a written order form from the customer. If the customer does not present a Credit Card at the time of sale, the Company will maintain a record of the sale in a form acceptable to the Bank which reflects, in lieu of the information set forth in
Section 3.1.1 through 3.1.5, the following:

                  3.2.1 A brief identification of the Transaction;

                  3.2.2. The date of the Transaction;


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                  3.2.3. The dollar amount of the purchase price of the
merchandise or service which was the subject of the Transaction, including applicable shipping, handling and taxes;

                  3.2.4. A written notation of the Credit Card account number, which shall have been obtained from the customer and recorded in the Company's customer file;

                  3.2.5. The customer's name and address and except in the case of catalogue purchases, personal identification type and number; and

                  3.2.6. If applicable, the name and address to where the merchandise which was the subject of the Transaction was shipped and the date and method of shipment.

                  3.3. RETENTION OF CHARGE SLIP. The Company will retain a legible copy of each charge slip for six months following the date of the Transaction and will provide such copy to the Bank within 30 days of the Bank's request therefor; PROVIDED that the Bank will request delivery of such information only in the case of a bona fide dispute (the existence of such dispute to be determined by the Bank in its reasonable discretion) relating to the underlying Transaction, upon the inquiry of the applicable Cardholder or as requested by auditors of the Bank in connection with their audit of the Bank's financial statements or by any governmental authority.

                  3.4. AUTHORIZATION. The Transaction is authorized by the Bank in accordance with the floor limits and other procedures in effect at the time or such authorization is dispensed with under rules established by the Bank from time to time in accordance with Section 8.3 to deal with situations in which authorization is not available because of disruption of the Bank's computer system or other causes provided for in such rules, consistent with past practice.

                  3.5. CHARGEBACKS. The Company agrees to accept as a chargeback any charge on a Credit Card where:

                  3.5.1. The Cardholder disputes the charge and the Company fails to provide a legible copy of the charge slip within 30 days of the Bank's request therefor in accordance with Section 3.3;

                  3.5.2. The Company failed to obtain authorization from the Bank in accordance with Section 3.4;

                  3.5.3. The Company failed to complete the charge slip in accordance with Section 3.1 or 3.2, as applicable;

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                  3.5.4. A Company employee fraudulently misused the Credit
Card or account number;

                  3.5.5. A dispute arises from the Cardholder being charged or credited more than once for the same sale, payment or return;

                  3.5.6. A dispute with the Cardholder arises from a voided Transaction or an invalid Credit Card account number;

                  3.5.7. A dispute with the Cardholder arises from an improperly opened Credit Card account, or the account is otherwise uncollectible, where a Company employee failed to comply with new account procedures in effect at the time the account was opened;

                  3.5.8. The Bank, consistent with past practices, gives the Cardholder credit for (or accepts as payment) a non-expired discount coupon or gift certificate in respect of a prior purchase; or

                  3.5.9. A dispute arises from the Company's failure properly to identify a catalogue purchaser as the Cardholder where such failure results in merchandise being shipped without the actual Cardholder's authorization.

                  The amount charged back with supporting detail will be invoiced to the Company weekly, and all required payments by the Company shall be made within 30 days after receipt of an invoice. If the Company pays the Bank any chargeback amount pursuant to this Section 3.5 or if such payment is netted against amounts payable by the Bank pursuant to Section 4.1.1, any remittances relating to such chargeback from the Cardholder subsequently collected by the Bank shall, to the extent not refunded to the Cardholder, be credited by the Bank to the Company.

                  Section 4. PAYMENT.

                  4. 1 PAYMENT BY BANK.

                  4.1.1. The Bank will pay to the Company, as full consideration for any Transaction between the Company and any Cardholder using a Credit Card, as to which the Company has complied with the provisions of
Section 3 above, the amount shown on the records of the Company for each Transaction, including all applicable shipping, handling and taxes, less a discount, which discount shall be equal to the discount rate determined in accordance with Section 4.1.5 (expressed as a fraction) multiplied by the amount shown on the records of the Company for each Transaction (exclusive of all applicable shipping, handling and taxes).

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                4.1.2. The Bank will pay such amount by transferring
immediately available funds to an account designated by the Company at any bank to which the Bank may make electronic fund transfers before the end of the second Business Day following the receipt by the Bank of the information required by Section 3.1 or 3.2, such information to be properly formatted and edited and transferred via a telecommunications connection between the Company and the Bank pursuant to such computer programs and telecommunications protocols as the Bank may, in its reasonable discretion, designate from time to time, subject to reasonable prior notice. The Company will transmit (in the manner referred to above) to the Bank an audited and balanced file in the format specified by the Bank containing all such information within two Business Days after the occurrence of the underlying Transaction; PROVIDED that if, as a result of technical disruptions, any store locations are not polled within a normal period after the occurrence of the underlying Transactions, the Company will transmit such information relating to such store locations as soon as reasonably practicable after polling is completed.

                  4.1.3. The Company may not attempt to collect any amount from any Cardholder with respect to a Transaction which has been paid for by the Bank under this Section 4.1 and not charged back to the Company pursuant to Section 3.5.

                  4.1.4. The Company will, consistent with past practices, accept payments from Cardholders for amounts due on Credit Cards ("IN-STORE PAYMENTS"). Any In-Store Payments received by the Company will be held in trust for the Bank and its assigns and netted against amounts payable by the Bank pursuant to Section 4.1.1 (PROVIDED that the Company shall not be required to keep In-Store Payments separate from other payments received by the Company) and evidence of such payments will be transmitted to the Bank on a daily basis in accordance with the procedures set forth in Section 4.1.2. Notwithstanding the foregoing:

                   (a) if any bankruptcy or other insolvency proceeding has been commenced against the Company (and so long as the same has not been dismissed), the Company shall promptly comply with any written instruction (a "STORE PAYMENT NOTICE") received by the Company from the Bank or any successor to the Bank as "Servicer" under the Pooling and Servicing Agreement referred to below (the Bank or any such successor being the "SERVICER") to take either of the following actions (as specified in such instruction):

                 (i) cease accepting In-Store Payments and thereafter inform Cardholders who wish to make In-Store Payments that payment should instead be sent to Servicer (but only if the Servicer is required by the


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        Pooling and Servicing Agreement to give such notice); or

                (ii) (A) deposit an amount equal to all In-Store Payments received by each retail location operated by the Company, not later than the Business Day following receipt, into a segregated trust account
        (the "STORE ACCOUNT") established by the Company for this purpose and, pending such deposit, to hold all In-Store Payments in trust for the Bank and its assigns, (B) use commercially reasonable efforts not to permit any amounts or items not constituting In-Store Payments to be deposited in the Store Account and (C) cause all available funds in each Store Account to be transferred on a daily basis to an account designated in the Store Payment Notice;

PROVIDED that the Company need not take the actions specified in clause (i) or clause (ii) if the Company or any of its affiliates provides the Servicer or the Trustee under (and as defined in) the Pooling and Servicing Agreement with a letter of credit, surety bond or other similar instrument covering collection risk with respect to In-Store Payments and all conditions specified in the Pooling and Servicing Agreement with respect to such letter of credit, surety bond or other similar instrument are satisfied;

                  (b) if and to the extent that the Bank so requests in writing at a time when the Bank is required by the Pooling and Servicing Agreement to make such request, In-Store Payments shall no longer be netted against amounts payable by the Bank pursuant to Section 4.1.1, but instead the Company shall transfer to the Bank by wire transfer of immediately available funds (or, if the aggregate amount to be transferred pursuant to this clause
(b) and Section 4.2 is less than $10,000, by check), not later than the third Business Day following receipt of any In-Store Payments, an amount equal to the sum of such In-Store Payments.


So long as the Company complies with instructions delivered in accordance with paragraph (a) or (b), any amounts payable by the Bank pursuant to Section
4.1.1 shall be made without deduction for In-Store Payments.

                  For purposes of the foregoing, the "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of January 17, 1996 among the Bank and The Bank of New York, as trustee, including each Supplement thereunder, as the same may be amended, supplemented or otherwise modified from time to time, except that no amendment, supplement or other modification to such Agreement that affects the circumstances in which the Company may be required to take the actions referred to in


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paragraph (a) or (b) above or in Section 4.2.3 shall be given effect for purposes of this Agreement unless consented to by the Company.

                  4.1.5. DISCOUNT RATE. The applicable discount rate referred to in Section 4.1.1 shall be the then applicable discount rate determined in accordance with the matrix set forth in Exhibit 4.1.5; PROVIDED that in the event of a legislated or judicial reduction in the annual percentage rate or fees that may be charged by the Bank to Cardholders, the Company and the Bank agree to negotiate in good faith an increase in the discount rate.

                  4.2. PAYMENT BY COMPANY. If the Bank has paid the Company for any Transaction and

                  4.2. 1. If:

                  (a) the representations and warranties of the Company with respect to such Transaction, as set forth in Sections 5.1 through 5.3 below, are not true in all material respects; or

                  (b) any merchandise which was the subject of such Transaction is returned to the Company and the Company, pursuant to its policies concerning returned merchandise, accepts such merchandise for credit; or

                  (c) in order to settle a dispute concerning the nature, quality or quantity of goods purchased from the Company with the Credit Card, the Company agrees to refund all or part of the purchase price thereof; then

                  4.2. 2. The Company:

                  (a) shall pay the Bank an amount equal to the face amount of such Transaction or portion thereof refunded to the customer, less any discount actually taken by the Bank when it made payment to the Company in consideration for such Transaction pursuant to Section 4.1.1;

                  (b) shall create a written memorandum of such Transaction setting forth the information required by Section 3 above (a "CREDIT MEMORANDUM);

                  (c) shall transmit the information contained in such Credit Memorandum to the Bank by the method of electronic transmission referred to in
Section 4.1.2 above and

                  (d) subject to Section 4.2.3, shall permit the payment required by this Section 4.2 to be netted against amounts payable by the Bank pursuant to Section 4.1.1. The


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Company shall retain any such Credit Memorandum in the same manner and for the same time as the charge slip referred to in Section 3.3 and shall promptly deliver any such Credit Memorandum to the Bank upon its request. if the Company pays the Bank any amount for a Transaction pursuant to this Section
4.2 or if such payment is netted against amounts payable by the Bank pursuant to Section 4.1.1, any remittances relating to such Transaction from the customer subsequently collected by the Bank shall, to the extent not refunded to the Cardholder, be credited by the Bank to the Company.

                 4.2.3. Notwithstanding clause (d) of Section 4.2.2, if and to the extent that the Bank so requests in writing at a time when the Bank is required by the Pooling and Servicing Agreement to make such request, amounts payable by the Company pursuant to Section 4.2 ("ADJUSTMENT PAYMENTS") shall no longer be netted against amounts payable by the Bank pursuant to Section 4.1.1, but instead the Company shall transfer the amount of each Adjustment Payment to the Bank by wire transfer of immediately available funds (or, if the aggregate amount to be transferred pursuant to this Section 4.2 and clause
(b) of Section 4.1.4 is less than $10,000, by check), not later than the second Business Day following the date on which the events giving risk to such Adjustment Payment occur (and amounts payable by the Bank pursuant to Section
4.1.1 shall be made without deduction for Adjustment Payments).

                  4.3. OTHER FEES.

                  4.3.1. DEFERRED PAYMENT. If any Transaction between the Company and any Cardholder using a Credit Card is consummated on a deferred payment basis (for which the period of deferral may not exceed 90 days), then for each month during the period of deferral, the Company will pay the Bank an amount equal to the Deferred Payment Rate for such month multiplied by the average daily balance of purchase price so deferred during such month. For purposes of this Section 4.3, "DEFERRED PAYMENT RATE" means, for any month,
(i) if the debt of the Bank has an implied investment grade rating at all times during such month, the average interest rate paid by the Bank to obtain funds during such month, and (ii) if the debt of the Bank does not have an implied investment grade rating at all times during such month, the then-current reference rate or index maintained or provided by a nationally recognized investment banking firm (which firm shall be reasonably acceptable to the Company and the Bank) in respect of issuers whose debt has the lowest investment grade rating.

                  4.3.2. POSTAL RATE ADJUSTMENT. The Company agrees to reimburse the Bank for any costs incurred by the

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Bank as a result of changes in postal rates or rules applicable to mailings to
Cardholders after the date hereof; PROVIDED that the postal costs and postal discounts applicable to mailings to Cardholders shall be no less favorable than the postal costs and postal discounts applicable to comparable mailings to holders of any other credit cards issued by the Bank. The Bank and the Company agree to use their reasonable efforts to minimize postal costs and maximize postal discounts.

                  4.3.3. SPECIAL PROJECTS. With respect to special services provided by the Bank from time to time with respect to the Business (including, without limitation, consulting, surveys, gift certificate calls and fulfillment, rebate fulfillment, telemarketing and special processing or accounting reports required in connection with promotional activities), the Company will pay to the Bank amounts to be agreed on a program-by-program basis. To the extent not otherwise provided for in this Agreement, (i) the Bank shall not incur expenses required to be paid or reimbursed by the Company for any project in amounts in excess of $1,000 without having first obtained prior written or oral authorization from the Company for such expenses; and
(ii) the Bank shall not incur expenses required to be paid or reimbursed by the Company for any project in amounts in excess of $50,000 without having first obtained prior written authorization from the Company for such expenses; PROVIDED that, in the event any terms of any such written authorization are in conflict with the terms of this Agreement, the terms of this Agreement shall be controlling.

                  4.3.4. PAYMENTS. All amounts payable by the Company under this Section 4.3 shall be paid by ire transfer of immediately available funds within 30 days after receipt of an invoice for such amounts.

                  4.4. SETOFFS. The Bank may at any time, in addition to all other rights and remedies available to it, setoff against any amount owing to the Company by the Bank under this Agreement, any amounts owing by the Company to the Bank under this Agreement.

                  4.5. INVOICE. The amount of any invoice prepared and delivered by the Bank under this Agreement shall be deemed to be correct, accurate and binding upon the Company if the Company makes no objection within 30 days after the date of such invoice; PROVIDED that the making of any objection shall not relieve the Company of its obligation to make full payment of the amount set forth on the related invoice when such amount is otherwise payable pursuant to this Section 4, it being understood that the Company does not waive its rights thereby and may, subject to Section


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10.4, assert a claim with respect to such invoice in an appropriate proceeding.

                  Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Bank that:

                  5.1. VALID TRANSACTIONS. Each Transaction will be completed in compliance with the provisions of Section 3 and will create a valid, binding and legally enforceable obligation of the Cardholder whose name is shown on the Credit Card to pay to the Company the amount shown on the charge slip, which obligation to the Company will be discharged in full by the payment made to the Company by the Bank in respect of such Transaction under
Section 4.1 above.

                  5.2. ACCURATE INFORMATION. Each charge slip will accurately reflect the Transaction described therein. Each charge slip and Credit Memorandum and any charge slip or Credit Memorandum information transmitted to the Bank by the Company will be complete and accurate and in a form deemed necessary by the Bank to allow Cardholder billing in accordance with applicable law. The Company will accurately report all returns and other credits to the Bank within the time period specified in Section 4.

                  5.3. NO LIENS. No amount due to the Company with respect to any Transaction will be subject to any lien or encumbrance in favor of any third party or to any offset, counterclaim or defense of any Person other than the Bank or its Affiliates.

                  5.4. MARK. The use of the mark by the Bank under this Agreement does not infringe the rights of any other Person.

                  Section 6. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank hereby represents and warrants to the Company that:

                  6.1. COMPLIANCE WITH LAWS. Each Credit Card and the related credit card agreement, all monthly billing statements and any collection efforts of the Bank conform and will conform in all material respects with all federal or state laws or regulations applicable to the extension of credit to or the collection of amounts from consumers including, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and federal and state bankruptcy and debtor relief laws ("CONSUMER LAWS").

                  6.2 NON-CONTRAVENTION. The performance by the Bank of its obligations under this Agreement will not


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conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Bank is party or by which the Bank is bound, nor will such performance result in any violation of the provisions of the articles of association or the by-laws of the Bank or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank.

                  Section 7. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Bank as follows:

                  7.1. CREDIT CARD NOTICES AND COMMUNICATIONS. The Company will, consistent with past practices, accept and turn over to the Bank promptly upon receipt thereof by the Company (i) subject to Section 4.1.4, any payments made by any Cardholder with respect to any Transaction or any Credit Card and (ii) any notices or other communications received by the Company with respect to any Credit Card including, without limitation, customer changes of address and other information on approved forms.

                  7.2. COMPLIANCE WITH APPLICABLE LAW. The Company will, at all times, comply in all material respects with all Consumer Laws.

                  7.3. RULES. The Company shall comply with such written rules and operating instructions relating to the use of the Credit Cards, the distribution of applications, Credit Card security, authorization procedures, "downtime" procedures and other matters related to this Agreement as the Bank may, from time to time, promulgate with prior notice to the Company; PROVIDED that such rules and operating instructions shall be consistent with past practices, with such changes as shall be approved by the Company in its reasonable discretion.

                  7.4. CARDHOLDER INQUIRIES AND COMPLAINTS. If a Cardholder makes an inquiry or complaint to the Company about the nature, quality or quantity of goods purchased from the Company with a Credit Card, or a Cardholder has made an inquiry or complaint to the Bank concerning the nature, quality or quantity of goods purchased from the Company with a Credit Card, the Company shall deal directly with the Cardholder to resolve any such complaint or inquiry. The Company shall answer all inquiries from the Bank about complaints made to the Bank by Cardholders within 10 days after the Company receives an inquiry from the Bank.

                  7.5. EQUIPMENT. The company shall obtain and maintain at its own expense such point of sale and authorization terminals, credit card imprinters and other


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items of equipment as are necessary for it to receive authorizations, transmit charge slip and Credit Memorandum information, process credit applications and perform its obligations under this Agreement. Such point of sale and authorization terminals shall be capable of communicating with the computer equipment maintained by the Bank according to such computer programs and telecommunications protocols as may be specified by the Bank in its reasonable discretion from time to time subject to reasonable prior notice of any change in such equipment or protocols.

                  7.6. EXCLUSIVITY. The Company may not accept or promote any credit card as payment for its goods or services unless such credit card is a Credit Card, a proprietary credit card of another division of the Company or any Affiliate of the Company (whether or not issued by the Bank) or a credit card issued by a bank or other Person engaged in the business of issuing credit cards to Persons for the purpose of making payments to third parties generally under such names as Master Card, Visa, Discover, American Express or Optima. The Company may not issue its own credit cards or enter into an agreement with any third party under which credit cards bearing the Mark are issued; PROVIDED that after the second anniversary of the date hereof, the Company shall be entitled to negotiate with any third party with respect to the issuance of co-branded or affinity bank credit cards bearing the Mark and to accept any Bona Fide offer by such third party if, at least 30 days prior to accepting such Bona Fide Offer, the Company provides the Bank with an opportunity to submit a competing offer with respect to the issuance of co-branded or affinity bank credit cards bearing the Mark, which competing offer, if it has terms at least as favorable to the Company as such Bona Fide Offer, shall be accepted by the Company in lieu of such Bona Fide Offer. For purposes of this Section 7.6, "BONA FIDE OFFER" means an offer to the Company with respect to a program of at least two years, duration for the issuance of co-branded or affinity bank credit cards that is, in the Company's reasonable judgment, generally competitive in light of marketplace conditions existing at the time (such marketplace conditions to include, without limitation, other offers with respect to co-branded or affinity bank credit cards being made to the Company, its Affiliates and other retail or catalogue merchants).

                  7.7. OBSOLETE MATERIALS. The Company shall reimburse the Bank for the cost of replacing reasonable amounts of obsolete forms and other materials if such replacement is requested by the Company due to changes in the Mark or in the logo, colors or styles used to identify or promote the Business.


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                  Section 8. COVENANTS OF THE BANK. The Bank hereby covenants and agrees with the Company as follows:

                  8.1. COMPLIANCE WITH APPLICABLE LAW. The Bank will, in issuing, billing, administering, and collecting with respect to the Credit Cards and at all other times, comply in all material respects with all Consumer Laws.

                  8.2. COLLECTION. The Bank will use efforts to collect from each Cardholder the purchase price and additional taxes and other charges of Transactions consistent with past practices and with its efforts to collect accounts receivable under other credit cards issued by it; PROVIDED that the Bank will initiate collection of any account receivable under a Credit Card at or before the time such account receivable is 60 days past due. The Bank will, consistent with past practices, determine the use and timing of dunning letters, statement messages and collection agents and will manage all written-off accounts (including, without limitation, the management of outside collection agencies). The Bank may implement reasonable variances from past collection practices after prior notice to and consultation with the Company.

                  8.3. PERFORMANCE STANDARDS. In performing its obligations under this Agreement, subject to Section 12.11, the Bank shall comply with the performance standards set forth in Exhibit 8.3, as such performance standards may be modified from time to time at the reasonable request of the Bank or the Company. Within 10 days after the end of each fiscal month, the Bank will deliver to the Company a compliance certificate of the chief executive officer or chief financial officer of the Bank setting forth in reasonable detail data demonstrating compliance during such calendar month with such performance standards. Enhancements to, and modifications or upgrades of, the computer processing, payment, billing and information services provided by the Bank will be made from time to time at the reasonable request of the Company. Any such enhancements, modifications or upgrades shall, to the extent requested by the Company, be made on terms to be agreed upon.

                  8.4. FORCE MAJEURE EVENT. After the occurrence of a Force Majeure Event (as defined in Section 12.11) which disrupts the availability of the services provided hereunder, the Bank may elect to reestablish the availability of such services. If any such Force Majeure Event comparably disrupts the performance of services similar to the services provided hereunder with respect to one or more other credit cards issued by the Bank, then the Bank shall reestablish the availability of such services to the same extent and within the same timetable under comparable circumstances as the comparable services are reestablished with respect to such other credit cards. The Bank shall promptly notify the Company of any Force Majeure Event and shall inform the Company whether it will reestablish services and the timetable therefor. If the Bank chooses not to reestablish or take measures to reestablish such services within a reasonable period of time as would be indicated by sound business practice, the Company shall be free to obtain such services from any supplier thereof.

                  Section 9. PROPERTY RIGHTS.

                  9.1. RIGHTS OF THE COMPANY. The Company is the owner of the names and addresses of customers of the Business; PROVIDED that (i) as set forth in Section 9.2, the Bank is also the owner of such information with respect to customers of the Business who are also Cardholders and (ii) The Limited, Inc. ("THE LIMITED") is also the owner of such information with respect to customers of the Business until the second anniversary of the date, if any, on which the Company ceases to be an Affiliate of The Limited.

                  9.2. RIGHTS OF BANK. Except as set forth in Section 9.1, the Bank is the owner of all information relating to the Cardholders (including names and addresses) and the Credit Cards, the copyright to all written material contained in any credit card agreements, applications, billing statements and other forms used by the Bank in the administration of its agreements with the Cardholders, all credit scoring systems and all policies of credit insurance issued to the Bank with respect to any Cardholder; PROVIDED that the Bank shall not be entitled to sell, rent or otherwise disclose any information relating to the Cardholders to any third party other than (i) Affiliates of the Company, (ii) Persons who, in the sole judgment of The Limited, do not compete, directly or indirectly, with any retail or catalogue business conducted by The Limited or any of its Affiliates and (iii) in the case of disclosure, credit agencies. Subject to Section 9.3, the Company will not have any rights in any information or property of the Bank; PROVIDED that the Bank will provide the Company with such information the Bank owns with respect to Cardholders as the Company may reasonably request in order to develop potential marketing or credit strategies.

                  9.3. DATABASE. (a) It is the intention of the parties that the Bank will manage, maintain and develop an information marketing database (the "DATABASE") at its own expense, subject to a mutually satisfactory agreement with the Company pursuant to which (i) the Company will agree to utilize the Database, (ii) the Database will be accessible from the Company's offices and (iii) the Bank will provide the Company with information maintained as part of the Database on terms that are no less favorable than those offered by the Bank to any other recipient of comparable information.

                  (b) Notwithstanding the foregoing, the Bank will, from time to time at the request of the Company, and without charge, promptly provide the Company with a list of the names and addresses of all Cardholders, all holders of other proprietary credit cards of the Company or any Affiliate of the Company (if issued by the Bank) and all other customers of the Business, any other business of the Company and the business of any other Affiliate of the Company. The Company shall reimburse the Bank for its costs of producing and shipping such list in the format required by the Company within 30 days after receipt of a request for such reimbursement from the Bank.

                  (c) Subject to Section 9.2, the Bank may make the Database available, and provide information marketing services to, third parties on terms reasonably determined by the Bank; PROVIDED that (i) the allocation among the Bank, the Company and The Limited of fees charged by the Bank to such third parties shall be agreed on a program-by-program basis or, in the case of programs existing on the date hereof, continued consistent with past practices and (ii) the Bank may not make the Database available, or provide information marketing services to, any Person who, in the sole judgment of The Limited, competes, directly or indirectly, with any retail or catalogue business conducted by The Limited or any of its Affiliates.

                  9.4. ENVELOPE STUFFING.

                  9.4.1. Subject to the right of the Bank to include in mailings to Cardholders periodic billing statements and any legal notices which the Bank believes are necessary or appropriate to send to Cardholders, the Company shall have the right to have materials advertising its products and services included in the envelopes containing the periodic statements. Such materials shall advertise only products and services related to the Business, shall (unless the Company provides the Bank with notice as provided below) be limited to seven panels per envelope and shall conform to size requirements established from time to time by the Bank with reasonable prior notice of any changes. The Company shall use reasonable efforts (i) to notify the Bank at least 15 days before the proposed date of any such inclusion and shall provide the Bank with a draft copy of any such advertising material at the time it notifies the Bank of such mailing and (ii) to provide the Bank with a seasonal marketing plan at least 30 days before the beginning date of each Season. The Company shall provide the Bank with the materials to be included in the mailing not less than two Business Days prior to the initial insertion date. If the Company does not notify the Bank of any such inclusion at least seven days before the proposed date of such inclusion or if the material included does not take up the available space, the Bank may utilize the space remaining inside the envelopes for its own purposes; PROVIDED that (i) unless the Company provides the Bank with notice at least 45 days before the proposed inclusion date of the Company's intent to utilize more than seven panels per envelope, the Bank shall be entitled to utilize at least three panels (or two panels and one "bangtail" remittance envelope) per envelope for its own purposes and (ii) all materials included by the Bank shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

                  9.4.2. The Bank shall have the exclusive right to include in any mailing to Cardholders materials advertising products and services not related to the Business and the allocation between the Bank and the Company of the revenues generated thereby shall be agreed on a program-by-program basis or, in the case of programs existing on the date hereof, continued consistent with past practices; PROVIDED that such products and services and the related advertising materials shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed (it being understood that the Company may withhold such approval if it determines in its sole discretion that the advertising of such products or services is inconsistent with the image of the Business).

                  9.4.3. Notwithstanding the foregoing, (i) the Bank shall have the right to use its own "bangtail" remittance envelopes to promote credit life insurance to existing Cardholders no more than four times per year or two times per Season and (ii) all materials used, or sent to Cardholders, by the Bank under existing programs of the Bank (including, but not limited to, credit life insurance) shall not be subject to the approval of the Company.

                  9.4.4. The Bank shall provide timely specifications (including size and weight requirements) for all statement inserts, credit card carriers and "bangtail" remittance envelopes.

                  Section 10. INDEMNIFICATION; CLAIMS AND ACTIONS.

                  10.1. INDEMNIFICATION BY THE COMPANY. The Company hereby indemnities the Bank, its Affiliates and the directors, officers, employees and agents of the Bank or any Affiliate of the Bank (each, a "RELATED PARTY") against, and agrees to hold them harmless from, any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) ("DAMAGES") incurred or suffered by any of them arising out of or in any way related to any misrepresentation, breach of any warranty or nonperformance of any covenant made by the Company under this Agreement or relating to any personal or bodily injury or property damage alleged to be caused by the sale of goods or rendering of services by the Company.

                   10.2. INDEMNIFICATION BY THE BANK. The Bank hereby indemnifies the Company and its Related Parties against, and agrees to hold them harmless from, any and all Damages incurred or suffered by any of them arising out of or in any way related to any misrepresentation, breach of any warranty, or nonperformance of any covenant made by the Bank under this Agreement.

                  10.3. THIRD PARTY CLAIMS/

                  10.3.1. The Bank shall not be liable to the Company for or in connection with any claim made against the Company by any other Person relating in any manner to this Agreement or to any services or any other transactions contemplated hereby (other than (i) claims based upon the Bank's failure to perform its obligations under this Agreement, its or any of its Related Parties' negligence or willful misconduct or its failure to comply with any law or regulation (including, without limitation, any Consumer Law),
(ii) claims by employees or subcontractors of the Bank arising from the performance of services under this Agreement (other than claims based upon the Company's or any if its Related Parties' negligence or willful misconduct),
(iii) claims relating to acts or omissions of the Bank and its agents in connection with the collection of amounts owing from Cardholders and (iv) claims relating to the submission by the Bank or its agents of data concerning Cardholders to credit agencies), even if the Bank has been advised of the possibility of such claims.

                  10.3.2. The Company shall not be liable to the Bank for or in connection with any claim made against the Bank by any other Person relating in any manner to this Agreement or to any services or other transactions contemplated hereby (other than (i) claims based upon the Company's failure to perform its obligations under this Agreement, its or any of its Related Parties' negligence or willful misconduct or its failure to comply with any law or regulation (including, without limitation, any Consumer
Law), (ii) claims by employees or subcontractors of the Company arising from this Agreement and (iii) claims relating to goods purchased from the Company), even if the Company has been advised of the possibility of such claims.

                  10.4. DISPUTE RESOLUTION AND ACTIONS. The Bank and the Company shall use their reasonable best efforts to resolve informally any claim of either party under this Agreement. No action at law or in equity may be instituted by any party with respect to any such claim unless such party has satisfied its obligation under the first sentence of this Section 10.4.

                  10.5. LIMITATION AN ACTIONS. No action against either party, regardless of form, arising out of or incidental to the matters contemplated by this Agreement, may be brought by the other party more than one year after the event giving rise to such cause of action occurred and is known or upon the exercise of reasonable diligence should have been known to the injured party.

                  10.6. REIMBURSEMENT FOR LOSSES. If, as a result of any claim made by the Bank against any third party (including, but not limited to, an insurer), the Bank actually receives from such third party cash proceeds (or non-cash proceeds, whether in the form of goods or services) which represent, in whole or in part, compensation for or reimbursement of losses or costs actually incurred by the Company, then the Bank will hold that portion of such proceeds fairly allocable to the Company (taking into consideration all losses or costs actually incurred by all parties for whose benefit such payments have been received) in trust on behalf of the Company and will promptly pay over to the Company such allocable amount of any such cash proceeds (or, as to non-cash proceeds, the allocable portion or, at the discretion of the Bank, the cash equivalent thereof).

                  10.7. SURVIVAL. The provisions of this Section 10 shall survive the termination of this Agreement.

                  Section 11. TERMINATION.

                  11.1 TERM. This Agreement shall remain in effect until the tenth anniversary of the date hereof, shall be automatically extended until the twelfth anniversary of the date hereof if the Company does not give at least 12 months' prior written notice of its objection to such extension and shall be further automatically extended in successive two-year increments if the Bank or the Company does not give at least 12 months' prior written notice of its objection to such extension, unless earlier terminated (a) by the Bank or the Company in the event of a material breach by the other party of any of such other party's obligations under this Agreement if any such breach remains uncured 30 days after written notice thereof to such party, (b) automatically in the event that the Bank or the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect, seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or (c) by the Company upon not less than 60 days' prior written notice to the Bank at any time after the sixth anniversary of the date hereof if, based on the application of the attached matrix, the applicable discount rate exceeds the highest discount rate in such matrix and the costs to the Company under this Agreement are substantially higher than the costs that would be incurred by the Company for comparable credit card services over the remaining term of this Agreement from an independent third party financial institution; PROVIDED that the Company shall not be entitled to terminate this Agreement pursuant to clause (c) unless the Company provides the Bank with a written description of the material terms on which such third party financial institution proposes to provide such services and is entitled to submit a counter-proposal within 30 days of receipt of such description. If the Bank submits a counter-proposal with terms substantially similar to those set forth in such third party's proposal or agrees to maintain the discount rate at the highest discount rate in the attached matrix, this Agreement shall remain in full force and effect, modified as may be necessary to reflect the terms included in the Bank's counter-proposal. Subject to Section 11.2, the termination of this Agreement shall not affect the obligations of the Cardholders to the Bank, the obligation of the Company and the Bank to make the payments required under
Section 4 with respect to Transactions that occurred before the date of termination, the rights of the Bank under Sections 4.4, 7.4 and 9.1 and the rights of the Company under Section 9.1. Sections 10, 11 and 12 of this Agreement shall survive any such termination.

                  11.2. EFFECT OF TERMINATION. Upon termination of this Agreement, the Company will have the option to purchase the then-outstanding Credit Card account balances not previously written-off by the Bank (subject to the terms of any securitization of such account balances) at the face amount thereof, without recourse to the Bank, and will be provided with all related account information and other account data; PROVIDED that the Company will be required to purchase such then-outstanding Credit Card account balances on such terms if the Company objects to any automatic extension of this Agreement pursuant to Section 11.1. All payments by the Company pursuant to this Section 11.2 shall be made not later than one Business Day after termination of this Agreement by wire transfer of immediately available funds to an account notified by the Bank to the Company not less than two Business Days prior to the payment date. Upon any termination of this Agreement, (i) the Company (at its sole expense) shall notify all Cardholders that the Bank is no longer the processor of their Credit Card accounts and (ii) the Company and the Bank shall cooperate in facilitating the transition to a new processor.

                  11.3. EXTENSION. Any services which the parties hereto mutually agree to be rendered after the termination of this Agreement shall be rendered pursuant to all of the terms and provisions of this Agreement.

                  Section 12. MISCELLANEOUS.

                  12.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to the Company, to:

                             The Limited Stores, Inc.
                             Three Limited Parkway
                             Columbus, Ohio 43230
                             Attn: General Counsel
                             Telecopy: 614-479-7188
with a copy to:
                             The Limited, Inc.
                             Three Limited Parkway
                             Columbus, Ohio 43230
                             Attn: General Counsel
                             Telecopy: 614-479-7188
and a copy to:
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                             New York, New York 10017
                             Attn: Dennis S. Hersch
                             Telecopy: 212-450-4800

and if to the Bank, to:
                             World Financial Network National Bank
                             4590 East Broad Street
                             Columbus, Ohio 43213
                             Attn: Daniel T. Groomes
                             Telecopy: 614-755-3418
or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective
(i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 12.1.

                  12.2. AMENDMENTS; NO WAIVERS.

                  12.2.1. Any provision of this Agreement may be amended only if such amendment is in writing and signed by all parties thereto.

                  12.2.2. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  12.3. EXPENSES. All costs and expenses incurred in connection with the this Agreement or the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

                  12.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party. Notwithstanding the foregoing, (i) the Bank may from time to time assign any or all of its rights and obligations hereunder to any Affiliate of the Bank, provided that any such assignee of the Bank's obligations hereunder shall have the capability to perform such obligations without impairing the quality of the services provided to the Company, (ii) the Company shall assign or otherwise transfer all of its rights and obligations under this Agreement (A) to the purchaser of all or substantially all of the assets of the Business or (B) to any corporation which is a successor (whether by merger, consolidation or otherwise) to the Company or any successor (whether by merger, consolidation or otherwise) thereto, in each case subject to the execution by such assignee or transferee of an agreement to be bound by the provisions of this Agreement and (iii) the Bank may from time to time sell accounts receivable for securitization, retaining its processing and servicing obligations with respect thereto (it being understood that (A) the purchaser of such accounts receivable shall have no recourse against the Company for any reason whatsoever and (B) the Bank hereby indemnities the Company and its Related Parties against, and agrees to hold them harmless from, any and all Damages incurred or suffered by any of them in connection with any claims made by such purchaser).

                  12.5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the choice of law provisions thereof).

                  12.6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto or thereto shall have received a counterpart hereof signed by the other parties hereto.

                  12.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision thereof is intended to confer upon any Person other than the parties any rights or remedies hereunder.

                  12.8. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated thereby may be brought against any of the parties in the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 12.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  12.9. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  12.10. DEFINED TERMS. The following terms, as used herein, shall have the following meanings:

                  12.10.1. "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  12.10.2. "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Columbus, Ohio are authorized or required by law to close.

                  12.10.3. "PERSON" means an individual, a corporation., a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  12.10.4. "SEASON" means (i) the period from the first day of the fiscal month of February to the last day of the fiscal month of July and
(ii) the period from the first day of the fiscal month of August to the last day of the fiscal month of January.

                  12.11. FORCE MAJEURE. Notwithstanding the provisions of
Section 8.3, neither the Bank nor its affiliates shall be liable in any manner to the Company for any failure to perform their obligations under this Agreement resulting in any manner from delay, failure in performance, loss or damage due to fire, strike, embargo, explosion, power blackout, earthquake, flood, war, the elements, labor disputes, civil or military authority, acts of God, public enemy, inability to secure fuel, acts or omissions of carriers or other causes beyond their reasonable control, whether or not similar to any of the foregoing (a "FORCE MAJEURE EVENT").

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers effective on the day and year first above written.


                                        WORLD FINANCIAL NETWORK
                                        NATIONAL BANK

                                        By: /s/ Timothy B. Lyons
                                           ------------------------------------
                                        Name: Timothy B. Lyons
                                        Title:


                                        THE LIMITED STORES, INC.

                                        By: /s/ Timothy B. Lyons
                                           ------------------------------------
                                        Name: Timothy B. Lyons
                                        Title:


                                        AMERICAN RECEIVABLE FACTORING, INC.

                                        By: /s/ Timothy B. Lyons
                                           ------------------------------------
                                        Name: Timothy B. Lyons
                                        Title:

                  AMENDMENT TO CREDIT CARD PROCESSING AGREEMENT

This Amendment is entered into as of October 5, 2000, and amends that certain Credit Card Processing Agreement between World Financial Network National Bank, ("Bank ") and The Limited Stores, Inc. and American Receivable Factoring, Inc. (hereinafter referred to collectively as 'Company"), dated January 31, 1996.

                  WHEREAS, Bank and Company entered into that certain Credit Card Processing Agreement dated January, 31, 1996, (the "Agreement"); and,

                  WHEREAS, Bank and Company now desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, Bank and Company hereby agree as follows:


1. Sections 9.3 (a) and 9.3(c) are hereby deleted in their entirety.

2. The Effective Date of this Amendment shall be June 1, 2000.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect,

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment the date set forth above.


WORLD FINANCIAL NETWORK NATIONAL BANK
(Retail Factoring, Inc.)


By: /s/ Daniel T. Groomes
   ----------------------------------
Daniel T. Groomes, President


THE LIMITED STORES, INC.                   American Receivable Factoring, Inc.


By: /s/ Illegible                          By: /s/ Timothy B. Lyons
   -----------------------------------       -----------------------------------
Title:  VP-CRM                             Title: VP
        Limited Inc.